UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 4, 2012, at the Annual Meeting of Stockholders (the “Annual Meeting”) of The Mosaic Company, a Delaware corporation (“Mosaic”), the Mosaic stockholders elected four directors (Phyllis E. Cochran, Gregory L. Ebel, Robert L. Lumpkins and William T. Monahan), each for a term of three years expiring in 2015 or until their respective successors have been duly elected and qualified; (ii) ratified the election of Harold H. MacKay to fill a vacancy in the class of directors whose term expires in 2013; (iii) ratified the appointment of KPMG LLP as the independent registered public accounting firm to audit Mosaic’s financial statements for the fiscal year ending May 31, 2013; and (iv) approved, on an advisory basis, the compensation of Mosaic’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosures set forth in Mosaic’s proxy statement for the Annual Meeting (the “Say-on-Pay Advisory Proposal”).

The votes cast with respect to each director elected for a term of three years expiring in 2015 are summarized as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Phyllis E. Cochran	321,894,878	3,016,857	289,377	27,770,406
Gregory L. Ebel	323,963,846	949,652	287,614	27,770,406
Robert L. Lumpkins	316,087,555	8,871,503	242,054	27,770,406
William T. Monahan	321,711,511	3,250,895	238,706	27,770,406

The votes cast with respect to ratification of the election of Mr. MacKay to fill a vacancy in the class of directors whose term expires in 2013 are summarized as follows:

For	Against	Abstained	Broker Non-Votes
323,463,070	1,435,234	302,808	27,770,406

The votes cast with respect to ratification of the appointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit Mosaic’s consolidated financial statements for the fiscal year ending May 31, 2012 are summarized as follows:

For	Against	Abstained	Broker Non-Votes
351,567,285	1,070,571	333,662	—

The votes cast with respect to approval, on an advisory basis, of the Say-on-Pay Advisory Proposal are summarized as follows:

For	Against	Abstained	Broker Non-Votes
318,006,841	5,481,973	1,712,298	27,770,406

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: October 9, 2012	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General Counsel and Corporate Secretary